                                                                  EXHIBIT # 4(a)

                        AGREEMENT AND SEVENTH AMENDMENT
                                       TO
                            COMPETITIVE ADVANCE AND
                      REVOLVING CREDIT FACILITY AGREEMENT


              THIS AGREEMENT AND SEVENTH AMENDMENT TO COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (this "Amendment") dated as of June 27, 1997 is among SYSCO CORPORATION, a Delaware corporation (the "Company"), the banks listed on the signature pages hereof (the "Banks"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent"), and THE CHASE MANHATTAN BANK, a New York banking corporation (successor to Chemical Bank), as auction administration agent (in such capacity, the "Auction Administration Agent").

                              PRELIMINARY STATEMENT

              The Company, the Banks, certain other banks, the Agent and the Auction Administration Agent have entered into a Competitive Advance and Revolving Credit Facility Agreement dated as of July 27, 1988 as modified by an Agreement and First Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of February 14, 1989, by an Agreement and Second Amendment to Competitive Advance and Revolving Credit Facility Agreement and Modification of Notes dated as of May 1, 1989, by an Agreement and Third Amendment to Competitive Advance and Revolving Credit Facility Agreement and Modification of Notes dated as of January 2, 1990, by an Agreement and Fourth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of January 31, 1994, and by an Agreement and Fifth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of November 15, 1994, and as amended and restated by a Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated as of May 31, 1996 (said Competitive Advance and Revolving Credit Facility Agreement as so modified, amended and restated being the "Credit Agreement"). All capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement. The Company, the Banks, the Agent and the Auction Administration Agent have agreed, upon the terms and conditions specified herein, to amend the Credit Agreement as hereinafter set forth:

              NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company, the Banks, the Agent and the Auction Administration Agent hereby agree as follows:

              SECTION 1. Amendments to Section 1.01 of the Credit Agreement. The definition of the term "Original Termination Date" contained in Section
1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "'Original Termination Date' means July 7, 2002.".

              SECTION 2.  Amendment to Section 2.20(b) of the Credit Agreement.
Section 2.20(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

                     "(b)   Each Notice of Extension shall (i) except as
       provided in Section 2.20(f), be irrevocable and (ii) constitute a representation by the Company that (A) neither any Event of Default nor any Default has occurred and is continuing and (B) the representations and warranties contained in Article IV are correct on and as of the Relevant Anniversary Date, as though made on and as of such date; provided, however, that for purposes of this clause (B), Schedule II, as used in Section 4.02, shall be deemed to include any supplements to such Schedule delivered to the Agent and the Banks by the Company prior to such Relevant Anniversary Date.".

              SECTION 3. Amendment to Section 3.03(a)(i) of the Credit Agreement. Section 3.03(a)(i) of the Credit Agreement is hereby amended in its entirety to read as follows:

              (i) The representations and warranties contained in Article IV are correct on and as of the date of such Committed Borrowing, before and after giving effect to such Committed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided, however, that the representations and warranties set forth in the last sentence of Section 4.04(b) and in Section 4.09 need not be correct on and as of the date of such Committed Borrowing if, after giving effect to such Committed Borrowing, the aggregate outstanding principal amount of the Committed Loans of each Bank would be equal to or less than the aggregate outstanding principal amount of the Committed Loans of such Bank immediately prior to such Committed Borrowing and, provided further, that for purposes of this clause (i)
       Schedule II, as used in Section 4.02, shall be deemed to include any supplement to such Schedule delivered to the Agent and the Banks by the Company prior to the date of such Committed Borrowing;".

              SECTION 4. Amendment to Section 3.04(b)(i)(1) of the Credit Agreement. Section 3.04(b)(i)(1) of the Credit Agreement is hereby amended in its entirety to read as follows:

              "(1)   The representations and warranties contained in Article IV are correct on and as of the date of such Competitive Borrowing, before and after giving effect to such Competitive Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided, however, that for purposes of this clause (1) Schedule II, as used in Section 4.02, shall be deemed to include any supplement to such Schedule delivered to the Agent and the Banks by the Company prior to the date of such Competitive Borrowing;".

              SECTION  5.  Amendments to Section 4.05 of the Credit Agreement.
Section 4.05 of the Credit Agreement is hereby amended in its entirety to read as follows:

              "(a)   Neither the Company nor any Subsidiary has any contingent
       liability which either individually or collectively with all such other contingent liabilities would have a material adverse effect upon the Company and the Consolidated Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Notes.".

              SECTION 6. Conditions of Effectiveness. This Amendment shall become effective when, and only when the following conditions shall have been fulfilled:

              (a) the Company, the Agent, the Auction Administration Agent and each Bank shall have executed a counterpart hereof and delivered the same to the Agent or, in the case of any Bank as to which an executed counterpart hereof shall not have been so delivered, the Agent shall have received written confirmation by telecopy or other similar writing from such Bank of execution of a counterpart hereof by such Bank; and

              (b) the Agent shall have received from the Company a certificate of the Secretary or Assistant Secretary of the Company certifying that attached thereto is (i) a true and complete copy of the general borrowing resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Credit Agreement, as amended hereby, and (ii) the incumbency and specimen signature of each officer of the Company executing this Amendment.

              SECTION 7. Representations and Warranties True; No Default or Event of Default. The Company hereby represents and warrants to the Agent, the Auction Administration Agent and the Banks that after giving effect to the execution and delivery of this Amendment (a) the representations and warranties set forth in the Credit Agreement are true and correct on the date hereof as though made on and as of such date; provided, however, that for purposes of this clause (a), Schedule II as used in Section 4.02 of the Credit Agreement shall be deemed to include any supplements to such Schedule delivered to the Agent and the Banks by the Company prior to the date of this Amendment and (b) neither any Default nor Event of Default has occurred and is continuing as of the date hereof.

              SECTION 8. Reference to the Credit Agreement and Effect on the Notes and Other Documents Executed Pursuant to the Credit Agreement.

              (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein," "hereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

              (b) Upon the effectiveness of this Amendment, each reference in the Notes and the other documents and agreements delivered or to be delivered pursuant to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

              (c) The Credit Agreement and the Notes and other documents and agreements delivered pursuant to the Credit Agreement, and modified by the amendments referred to above, shall remain in full force and effect and are hereby ratified and confirmed.

              SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

              SECTION 10. GOVERNING LAW; BINDING EFFECT. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE BINDING UPON THE COMPANY, THE AGENT, THE AUCTION ADMINISTRATION AGENT AND THE BANKS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

              SECTION 11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

              SECTION 12. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE LETTER AGREEMENTS REFERRED TO IN SECTIONS 2.05(b) AND 2.05(c) OF THE CREDIT AGREEMENT CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first stated herein, by their respective officers thereunto duly authorized.

                                           SYSCO  CORPORATION



                                           By: /s/ DIANE S. DAY
                                               ------------------------------
                                           Name:  Diane S. Day
                                           Title: Vice-President/Treasurer


                                           TEXAS COMMERCE BANK
                                           NATIONAL ASSOCIATION,
                                           INDIVIDUALLY AND AS AGENT



                                           By:
                                               ------------------------------
                                                  Susan Garner
                                                  Vice President

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first stated herein, by their respective officers thereunto duly authorized.

                                           SYSCO CORPORATION



                                           By:
                                               ------------------------------
                                           Name:
                                           Title:


                                           TEXAS  COMMERCE  BANK
                                           NATIONAL ASSOCIATION,
                                           INDIVIDUALLY AND AS AGENT



                                           By: /s/ JAN DANVERS
                                               ------------------------------
                                                   Jan Danvers
                                                   Senior Vice President

                                           THE CHASE MANHATTAN BANK
                                           (SUCCESSOR TO CHEMICAL BANK), AS
                                           AUCTION ADMINISTRATION AGENT



                                           By:  /s/ PETER M. LING
                                                ------------------------------
                                           Name:    Peter M. Ling
                                           Title:   Vice President

                                           BANK OF AMERICA ILLINOIS
                                           (f/k/a CONTINENTAL BANK N.A.)



                                           By:  /s/ CLAIRE LIU
                                                ------------------------------
                                           Name:    Claire Liu
                                           Title:   Vice President

                                           NATIONSBANK OF TEXAS, N.A.



                                           By:  /s/ BILLY B. GREER
                                                ------------------------------
                                           Name:    Billy B. Greer
                                           Title:   Vice President

                                           FIRST UNION NATIONAL BANK
                                           OF NORTH CAROLINA




                                           By:  /s/ JANE W. WORKMAN
                                                ------------------------------
                                           Name:    Jane W. Workman
                                           Title:   Senior Vice President

                                           THE FUJI BANK, LIMITED,
                                           HOUSTON AGENCY



                                           By:  /s/ DAVID KELLEY
                                                ------------------------------
                                           Name:    David Kelley
                                           Title:   Sr. Vice President

                                           THE TORONTO-DOMINION BANK



                                           By:  /s/ DAVID G. PARKER
                                                ------------------------------
                                           Name:    David G. Parker
                                           Title:   MGR. CR. ADMIN.

                                           UNION BANK OF SWITZERLAND,
                                           NEW YORK BRANCH



                                           By:  /s/ SAMUEL AZIZO
                                                ------------------------------
                                           Name:    Samuel Azizo
                                           Title:   Vice President



                                           By:  /s/ DIETER HOEPPLI
                                                ------------------------------
                                           Name:    Dieter Hoeppli
                                           Title:   Vice President

                                           WACHOVIA BANK OF GEORGIA,
                                           NATIONAL ASSOCIATION



                                           By:  /s/ CARL E. PEOPLES
                                                ------------------------------
                                           Name:    Carl E. Peoples
                                           Title:   Vice President